PILLOWTEX
CORPORATION

4111 Mint Way
Dallas, Texas 75237-1605
214/333-3225, FAX 214/330-6016

October 22, 1996

VIA FEDERAL EXPRESS

Mr. Jim Ferguson
Span America Medical Systems, Inc.
70 Commerce Center
Greenville, South Carolina 29615

RE: LICENSE AND DISTRIBUTION AGREEMENT

Dear Jim:

This letter will acknowledge and confirm our mutual agreement to terminate the License and Distribution Agreement (the "Agreement") dated as of September 30, 1986 by and between Pillowtex Corporation ("Pillowtex") and Span America Medical Systems, Inc. ("Span"), such termination to be effective as of October 31, 1996.

In consideration of such termination and the mutual convenants contained herein, Span and Pillowtex agree as follows:


       1. Pillowtex agrees, for a period of 24 months from the effective date of the termination of the Agreement, not to manufacture or sell any foam-related product to Target or JC Penney, or any of their current affiliates other than those foam-related products manufactured or sold by or for Span. In addition, Pillowtex agrees that its cost from Span for products sold to JC Penney and Target shall be increased effective as of November 4,1996 as detailed on Attachment A hereto. Pillowtex further agrees to fully absorb such cost increase.


       2. Following termination of the Agreement, Pillowtex may place orders for foam-related products from Span on such terms and conditions as the parties agree, and Span agrees to use reasonable best efforts to fill such orders according to the terms and conditions thereof.

       3. Notwithstanding termination of the Agreement, Span agrees to fulfill all unfilled purchase orders delivered to Span by Pillowtex prior to termination of the Agreement.

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Span America Medical Systems, Inc.
October 22, 1996
Page Two

       4. The parties acknowledge that the Non-Employment provisions of paragraph 17 and the Confidentiality provisions of paragraph 16 of the Agreement shall survive termination for a period of one year following the effective date of such termination. All other rights and obligations of the parties under the Agreement are expressly terminable hereby.

If this letter correctly reflects our agreement, please so indicate in the space below.

Sincerely,

/s/ Chris N. Baker

Chris N. Baker
President, Pillowtex Division

CNB/ra

AGREED AND ACCEPTED:

Span America Medical Systems, Inc.

By: /s/ James D. Ferguson
Name: James D. Ferguson
Title: President/CEO